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DIAMONDROCK HOSPITALITY COMPANY REPORTS FIRST QUARTER 2025 RESULTS
Q1 Comparable RevPAR Increases 2.0%
Declares Second Quarter 2025 Dividends
BETHESDA, Maryland, Thursday, May 1, 2025 – DiamondRock Hospitality Company (the “Company”) (NYSE: DRH), a lodging real estate investment trust that owns a portfolio of 36 premium hotels and resorts in the United States, today announced results of operations for the quarter ended March 31, 2025.

Highlights
•Net Income: Net income attributable to common stockholders was $9.4 million, or $0.04 per diluted share, an increase of 59.3% compared to the first quarter of 2024.
•Comparable Revenues: $251.8 million, an increase of 0.5% compared to the first quarter of 2024.
•Comparable RevPAR: $186.20, an increase of 2.0% compared to the first quarter of 2024.
•Comparable Hotel Adjusted EBITDA: $61.3 million, an increase of 2.2% compared to the first quarter of 2024.
•Comparable Hotel Adjusted EBITDA Margin: 24.36%, an increase of 39 basis points compared to the first quarter of 2024.
•Adjusted EBITDA: $56.1 million, which is approximately flat to the first quarter of 2024.
•Adjusted FFO per Share: $0.19, an increase of 5.6% compared to the first quarter of 2024.
•Hotel Disposition: The Company completed the sale of the Westin Washington D.C. City Center for $92.0 million on February 19, 2025.
•Share Repurchases: The Company has repurchased 2.1 million shares of its common stock at a weighted average price of $7.66 per share for a total consideration of approximately $15.9 million through the date of this release.

“First quarter operating results were in line with our expectations, with group revenues increasing over 10%
and business transient revenues increasing over 9% to compared to last year. This strong revenue growth coupled with cost savings initiatives offset the softness at our Florida resorts in the first quarter resulting in comparable first quarter RevPAR growth of 2.0% and comparable Hotel Adjusted EBITDA growth of 2.2%.

The rise in macroeconomic uncertainly has had only a mild effect on performance thus far. Encouragingly, near-term leisure booking pace remains in line with prior year trends, however group revenue pickup in the second half of 2025 has been tempered by an unsettled business environment. In light of this, we are lowering our top line outlook for 2025 by 200 basis points, but maintaining our previous outlook for Adjusted FFO per share. We remain optimistic DiamondRock can drive earnings growth through continued operating performance and deliberate action on accretive capital recycling. We have repurchased $15.9 million of common shares utilizing a portion the proceeds from the sale of the Westin Washington, D.C., which exemplifies our strategy to harvest capital from low free cash flow yield assets and redeploy proceeds into higher return opportunities."

- Jeffrey J. Donnelly, Chief Executive Officer of DiamondRock Hospitality Company

Operating Results

Please see “Non-GAAP Financial Measures” attached to this press release for an explanation of the terms “EBITDAre,” “Adjusted EBITDA,” “Hotel Adjusted EBITDA,” “Hotel Adjusted EBITDA Margin,” “FFO” and “Adjusted FFO” and a reconciliation of these measures to net income. Comparable operating results include all hotels owned as of March 31, 2025 for all periods presented. See “Reconciliation of Comparable Operating Results” attached to this press release for a reconciliation to historical amounts.

	Three Months Ended March 31,
	2025	2024	Change
	($ amounts in millions, except hotel statistics and per share amounts)
Comparable Operating Results(1)
ADR	$277.36	$269.95	2.7%
Occupancy	67.1%	67.6%	(0.5)%
RevPAR	$186.20	$182.50	2.0%
Total RevPAR	$291.56	$287.09	1.6%
Room Revenues	$160.8	$159.2	1.0%
Total Revenues	$251.8	$250.5	0.5%
Hotel Adjusted EBITDA	$61.3	$60.0	2.2%
Hotel Adjusted EBITDA Margin	24.36%	23.97%	39 bps
Available Rooms	863,550	872,508	(8,958)

Actual Operating Results(2)
Total Revenues	$254.9	$256.4	(0.6)%
Net income attributable to common stockholders	$9.4	$5.9	59.3%
Earnings per diluted share	$0.04	$0.03	33.3%
Adjusted EBITDA(3)	$56.1	$56.2	(0.2)%
Adjusted FFO(3)	$39.5	$38.6	2.3%
Adjusted FFO per diluted share(3)	$0.19	$0.18	5.6%
(1) Amounts include the pre-acquisition operating results for AC Hotel Minneapolis Downtown from January 1, 2024 to March 31, 2024 and exclude the operating results for Westin Washington D.C. City Center sold on February 19, 2025. The pre-acquisition operating results were obtained from the seller of the hotel during the acquisition due diligence process. We have made no adjustments to the amounts provided to us by the seller. The pre-acquisition operating results were not audited or reviewed by the Company's independent auditors.
(2) Actual operating results include the operating results of all hotels for the Company's respective ownership periods.
(3) Effective January 1, 2025, the Company excludes share-based compensation from its calculations of Adjusted EBITDA and Adjusted FFO. Amounts reported for 2024 have been adjusted to reflect the current year presentation.

Hotel Disposition

On February 19, 2025, the Company completed the sale of the 410-room Westin Washington D.C. City Center for a contract price of $92.0 million. The sale price represented an 11.2x multiple on 2024 Hotel EBITDA and a 7.5% capitalization rate on 2024 hotel net operating income, or a capitalization rate of 5.6% inclusive of the Company’s projected capital expenditures. Excluding a one-time property tax credit and temporary discount on franchise fees the Hotel received in 2024, the sales price represented an 11.9x multiple on 2024 Hotel EBITDA and a 7.0% capitalization rate on 2024 Hotel net operating income, or a capitalization rate of 5.2% inclusive of the Company’s projected capital expenditures.

Capital Expenditures

The Company invested approximately $25.6 million in capital improvements at its hotels during the three months ended March 31, 2025. The Company continues to expect to invest approximately $85 to $95 million in capital improvements at its hotels in 2025, however it is evaluating the timing and extent of certain projects that may be deferred or cancelled. Significant projects currently planned for 2025 include the following:

•Orchards Inn Sedona: The Company commenced the repositioning of Orchards Inn as the Cliffs at L'Auberge on November 1, 2024. The repositioning will integrate the hotel with the adjacent L'Auberge de Sedona and includes construction of a new pool connecting the two properties, renovation of the guestrooms and creation of a new arrival experience and new outdoor event space. The Company expects to complete the project in the third quarter of 2025.
•Hilton Garden Inn New York / Times Square Central: The Company completed a renovation of the hotel's guestrooms during the first quarter of 2025.
•Kimpton Hotel Palomar Phoenix: The Company expects to commence a renovation of the hotel's guestrooms during the second quarter of 2025.
•Courtyard New York Manhattan/Midtown East: The Company expects to commence a renovation of the hotel's guestrooms during the fourth quarter of 2025.

Balance Sheet and Liquidity

As of March 31, 2025, the Company had total debt outstanding of $1.1 billion, consisting of $800.0 million of unsecured term loans and three property-specific mortgage loans totaling $293.7 million, with a weighted average interest rate of 5.08%. The Company has three mortgage loans that mature in the next 12 months. The first mortgage loan maturity is on May 6, 2025, and the Company plans to repay that mortgage loan using cash on hand. The Company is actively pursuing a financing transaction, the proceeds of which will be used to repay the remaining mortgage loans that mature in 2025. In the event that the Company is unsuccessful in obtaining this new financing, it may use a combination of cash on hand and its senior unsecured revolving credit facility to address the remaining maturities.

The Company ended the quarter with $624.6 million of liquidity, comprised of $100.6 million of unrestricted corporate cash, $124.0 million of unrestricted cash at its hotels and full availability of its revolving credit facility.

Share Repurchase Program

During the quarter ended March 31, 2025, the Company repurchased 1.4 million shares of its common stock at an average price of $7.85 per share for a total purchase price of $11.1 million. Subsequent to quarter end, the Company repurchased 0.7 million shares of its common stock at an average price of $7.26 for a total purchase price of $4.8 million. The Company currently has $158.1 million of remaining capacity under its $200.0 million share repurchase program.

Dividends

On April 29, 2025, the Company's Board of Directors declared a quarterly cash dividend of $0.08 per share on its common stock. The dividend will be paid on July 11, 2025 to shareholders of record as of June 30, 2025. The Company’s Board of Directors also declared a quarterly dividend of $0.515625 per share on its 8.250% Series A Cumulative Redeemable Preferred Stock. The dividend is payable on June 30, 2025 to shareholders of record as of June 20, 2025.

Guidance
The Company is updating its annual guidance for 2025 in light of the current macroeconomic uncertainty. The outlook is based on current economic and operating trends, which include moderating group revenue pickup for the remainder of the year. Achievement of the anticipated results is subject to the risks disclosed in the Company’s filings with the U.S. Securities and Exchange Commission, which may cause actual results to differ materially from the anticipated results expressed or implied below.

The Company anticipates full year 2025 results to be in the following range:

	Current Guidance		Previous Guidance		Change at Midpoint
Metric	Low End	High End	Low End	High End
Comparable RevPAR Growth	(1.0)%	1.0%	1.0%	3.0%	(2.0)%
Adjusted EBITDA	$270 million	$295 million	$275 million	$300 million	($5.0) million
Adjusted FFO	$198 million	$223 million	$199 million	$224 million	($1.0) million
Adjusted FFO per share	$0.94 per share	$1.06 per share	$0.94 per share	$1.06 per share	-

Full year 2025 guidance is based in part on the following assumptions:
•Full year corporate expenses, excluding share-based compensation, of approximately $24 million to $25 million;
•Full year cash interest expense of approximately $60.5 million to $61.5 million;
•Fully diluted weighted average common shares and units of 210.3 million; and
•3,502,175 full year available rooms.

Earnings Call
The Company will host a conference call to discuss its first quarter results on Friday, May 2, 2025, at 11:00 a.m. Eastern Time. The conference call will be accessible by telephone and through the internet. Interested individuals are requested to register for the call using this link to obtain dial-in and webcast details. Registration details are also available by visiting https://investor.drhc.com. A replay of the conference call webcast will be archived and available online.

About the Company
DiamondRock Hospitality Company is a self-advised real estate investment trust (REIT) that is an owner of a leading portfolio of geographically diversified hotels concentrated in leisure destinations and top gateway markets. The Company currently owns 36 premium quality hotels with approximately 9,600 rooms. The Company has strategically positioned its portfolio to be operated both under leading global brand families as well as independent boutique hotels in the lifestyle segment. For further information on the Company and its portfolio, please visit DiamondRock Hospitality Company’s website at www.drhc.com.

This press release contains forward-looking statements within the meaning of federal securities laws and regulations. These forward-looking statements are identified by their use of terms and phrases such as “believe,” “expect,” “intend,” “project,” “forecast,” “plan” and other similar terms and phrases, including references to assumptions and forecasts of future results. Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors which may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made. These risks include, but are not limited to: the adverse impact of any future pandemic, epidemic or outbreak of any highly infectious disease on the U.S., regional and global economies, travel, the hospitality industry, and the financial condition and results of operations of the Company and its hotels; national and local economic and business conditions, including the potential for additional terrorist attacks, that will affect occupancy rates at the Company’s hotels and the demand for hotel products and services; operating risks associated with the hotel business; relationships with property managers; the ability to compete effectively in areas such as access, location, quality of accommodations and room rate structures; changes in travel patterns, taxes and government regulations which influence or determine wages, prices, construction procedures and costs; and other risk factors contained in the Company’s filings with the Securities and Exchange Commission. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material. All information in this release is as of the date of this release, and the Company undertakes no obligation to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations.

DIAMONDROCK HOSPITALITY COMPANY

CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share amounts)

	March 31, 2025	December 31, 2024
ASSETS	(unaudited)
Property and equipment, net	$2,625,136	$2,631,221
Assets held for sale	—	93,400
Right-of-use assets	89,707	89,931
Restricted cash	49,638	47,408
Due from hotel managers	160,991	145,947
Prepaid and other assets	75,504	82,963
Cash and cash equivalents	100,621	81,381
Total assets	$3,101,597	$3,172,251

LIABILITIES AND EQUITY
Liabilities:
Debt, net of unamortized debt issuance costs	1,092,941	1,095,294
Lease liabilities	85,674	85,235
Due to hotel managers	123,724	121,734
Liabilities of assets held for sale	—	3,352
Deferred rent	74,584	73,535
Unfavorable contract liabilities, net	57,793	58,208
Accounts payable and accrued expenses	68,250	79,201
Distributions declared and unpaid	17,334	49,034
Deferred income related to key money, net	7,645	7,726
Total liabilities	1,527,945	1,573,319
Equity:
Preferred stock, $0.01 par value; 10,000,000 shares authorized;
8.250% Series A Cumulative Redeemable Preferred Stock (liquidation preference $25.00 per share), 4,760,000 shares issued and outstanding at March 31, 2025 and December 31, 2024	48	48
Common stock, $0.01 par value; 400,000,000 shares authorized; 206,972,935 and 207,592,210 shares issued and outstanding at March 31, 2025 and December 31, 2024, respectively	2,069	2,076
Additional paid-in capital	2,253,718	2,268,521
Accumulated other comprehensive loss	(4,511)	(1,360)
Distributions in excess of earnings	(686,428)	(679,050)
Total stockholders’ equity	1,564,896	1,590,235
Noncontrolling interests	8,756	8,697
Total equity	1,573,652	1,598,932
Total liabilities and equity	$3,101,597	$3,172,251

DIAMONDROCK HOSPITALITY COMPANY

CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per share amounts)
(unaudited)

	Three Months Ended March 31,
	2025	2024
Revenues:
Rooms	$163,118	$163,507
Food and beverage	66,841	68,381
Other	24,894	24,535
Total revenues	254,853	256,423
Operating Expenses:
Rooms	43,843	43,968
Food and beverage	46,417	47,239
Other departmental and support expenses	65,286	64,600
Management fees	5,018	5,310
Franchise fees	9,048	9,026
Other property-level expenses	24,899	26,618
Depreciation and amortization	27,892	28,313
Corporate expenses	7,683	8,904
Total operating expenses	230,086	233,978

Interest expense	15,158	16,246
Interest (income) and other (income) expense, net	(1,464)	(1,069)
Total other expenses, net	13,694	15,177
Income before income taxes	11,073	7,268
Income tax benefit	842	1,090
Net income	11,915	8,358
Less: Net income attributable to noncontrolling interests	(58)	(30)
Net income attributable to the Company	11,857	8,328
Distributions to preferred stockholders	(2,454)	(2,454)
Net income attributable to common stockholders	$9,403	$5,874
Earnings per share:
Earnings per share available to common stockholders - basic	$0.05	$0.03
Earnings per share available to common stockholders - diluted	$0.04	$0.03

Weighted-average number of common shares outstanding:
Basic	208,509,552	211,669,343
Diluted	210,346,070	212,342,467

Non-GAAP Financial Measures

We use the following non-GAAP financial measures that we believe are useful to investors as key measures of our operating performance: EBITDA, EBITDAre, Adjusted EBITDA, Hotel Adjusted EBITDA, FFO and Adjusted FFO. These measures should not be considered in isolation or as a substitute for measures of performance in accordance with U.S. GAAP. EBITDA, EBITDAre, Adjusted EBITDA, Hotel Adjusted EBITDA, FFO and Adjusted FFO, as calculated by us, may not be comparable to other companies that do not define such terms exactly as the Company.

Use and Limitations of Non-GAAP Financial Measures

Our management and Board of Directors use EBITDA, EBITDAre, Adjusted EBITDA, Hotel Adjusted EBITDA, FFO and Adjusted FFO to evaluate the performance of our hotels and to facilitate comparisons between us and other lodging REITs, hotel owners who are not REITs and other capital intensive companies. The use of these non-GAAP financial measures has certain limitations. These non-GAAP financial measures as presented by us, may not be comparable to non-GAAP financial measures as calculated by other real estate companies. These measures do not reflect certain expenses or expenditures that we incurred and will incur, such as depreciation, interest and capital expenditures. We compensate for these limitations by separately considering the impact of these excluded items to the extent they are material to operating decisions or assessments of our operating performance. Our reconciliations to the most comparable U.S. GAAP financial measures, and our consolidated statements of operations and comprehensive income and consolidated statements of cash flows, include interest expense, capital expenditures, and other excluded items, all of which should be considered when evaluating our performance, as well as the usefulness of our non-GAAP financial measures.

These non-GAAP financial measures are used in addition to and in conjunction with results presented in accordance with U.S. GAAP. They should not be considered as alternatives to operating profit, cash flow from operations, or any other operating performance measure prescribed by U.S. GAAP. These non-GAAP financial measures reflect additional ways of viewing our operations that we believe, when viewed with our U.S. GAAP results and the reconciliations to the corresponding U.S. GAAP financial measures, provide a more complete understanding of factors and trends affecting our business than could be obtained absent this disclosure. We strongly encourage investors to review our financial information in its entirety and not to rely on a single financial measure.

EBITDA and EBITDAre

EBITDA represents net income (calculated in accordance with U.S. GAAP) excluding: (1) interest expense; (2) provision for income taxes, including income taxes applicable to sale of assets; and (3) depreciation and amortization. The Company computes EBITDAre in accordance with the National Association of Real Estate Investment Trusts ("Nareit") guidelines, as defined in its September 2017 white paper "Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate." EBITDAre represents net income (calculated in accordance with U.S. GAAP) adjusted for: (1) interest expense; (2) provision for income taxes, including income taxes applicable to sale of assets; (3) depreciation and amortization; (4) gains or losses on the disposition of depreciated property including gains or losses on change of control; (5) impairment write-downs of depreciated property and of investments in unconsolidated affiliates caused by a decrease in value of depreciated property in the affiliate; and (6) adjustments to reflect the entity's share of EBITDAre of unconsolidated affiliates.

We believe EBITDA and EBITDAre are useful to an investor in evaluating our operating performance because they help investors evaluate and compare the results of our operations from period to period by removing the impact of our capital structure (primarily interest expense) and our asset base (primarily depreciation and amortization, and in the case of EBITDAre, impairment and gains or losses on dispositions of depreciated property) from our operating results. In addition, covenants included in our debt agreements use EBITDA as a measure of financial compliance. We also use EBITDA and EBITDAre as measures in determining the value of hotel acquisitions and dispositions.

FFO

The Company computes FFO in accordance with standards established by Nareit, which defines FFO as net income (calculated in accordance with U.S. GAAP) excluding gains or losses from sales of properties and impairment losses, plus real estate related depreciation and amortization. The Company believes that the presentation of FFO provides useful information to investors regarding its operating performance because it is a measure of the Company's operations without regard to specified non-cash items, such as real estate related depreciation and amortization and gains or losses on the sale of assets. The Company also uses FFO as one measure in assessing its operating results.

Adjustments to EBITDAre and FFO

We adjust EBITDAre and FFO when evaluating our performance because we believe that the exclusion of certain additional items described below provides useful supplemental information to investors regarding our ongoing operating performance and that the presentation of Adjusted EBITDA and Adjusted FFO when combined with U.S. GAAP net income, EBITDAre and FFO, is beneficial to an investor's complete understanding of our consolidated and property-level operating performance. We adjust EBITDAre and FFO for the following items:

•Non-Cash Lease Expense and Other Amortization: We exclude the non-cash expense incurred from the straight line recognition of expense from our ground leases and other contractual obligations and the non-cash amortization of our favorable and unfavorable contracts, originally recorded in conjunction with certain hotel acquisitions. We exclude these non-cash items because they do not reflect the actual cash amounts due to the respective lessors in the current period and they are of lesser significance in evaluating our actual performance for that period.

•Cumulative Effect of a Change in Accounting Principle: The Financial Accounting Standards Board promulgates new accounting standards that require or permit the consolidated statement of operations and comprehensive income to reflect the cumulative effect of a change in accounting principle. We exclude the effect of these adjustments, which include the accounting impact from prior periods, because they do not reflect the Company’s actual underlying performance for the current period.

•Gains or Losses from Early Extinguishment of Debt: We exclude the effect of gains or losses recorded on the early extinguishment of debt because these gains or losses result from transaction activity related to the Company’s capital structure that we believe are not indicative of the ongoing operating performance of the Company or our hotels.

•Hotel Acquisition Costs: We exclude hotel acquisition costs expensed during the period because we believe these transaction costs are not reflective of the ongoing performance of the Company or our hotels.

•Severance Costs: We exclude corporate severance costs, or reversals thereof, incurred with the termination of corporate-level employees and severance costs incurred at our hotels related to lease terminations or structured severance programs because we believe these costs do not reflect the ongoing performance of the Company or our hotels.

•Hotel Manager Transition and Hotel Pre-Opening Costs: We exclude the transition costs associated with a change in hotel manager and the pre-opening costs associated with the redevelopment or rebranding of a hotel because we believe these items do not reflect the ongoing performance of the Company or our hotels.

•Share-Based Compensation Expense: We exclude share-based compensation expense as it is a non-cash item. This adjustment aligns with the calculation of Adjusted EBITDA for our financial covenant ratios under our credit facility, supporting consistency in our financial reporting and covenant compliance, as well as comparability with our peers.

•Other Items: From time to time we incur costs or realize gains that we consider outside the ordinary course of business and that we do not believe reflect the ongoing performance of the Company or our hotels. Such items may include, but are not limited to, the following: non-cash realized gains or losses on our deferred compensation plan assets; management or franchise contract termination fees; gains or losses from legal settlements; costs incurred related to natural disasters; and gains on property insurance claim settlements, other than income related to business interruption insurance.

In addition, to derive Adjusted FFO, we exclude any unrealized fair value adjustments to interest rate swaps and the portion of our non-cash ground lease expense recognized as interest expense. We exclude these non-cash amounts because they do not reflect the underlying performance of the Company.

Hotel Adjusted EBITDA

We believe that Hotel Adjusted EBITDA provides our investors a useful financial measure to evaluate our hotel operating performance, excluding the impact of our capital structure (primarily interest), our asset base (primarily depreciation and amortization), and our corporate-level expenses. With respect to Hotel Adjusted EBITDA, we believe that excluding the effect of corporate-level expenses provides a more complete understanding of the operating results over which individual hotels and third-party management companies have direct control. We believe property-level results provide investors with supplemental information on the ongoing operational performance of our hotels and effectiveness of the third-party management companies operating our business on a property-level basis. Hotel Adjusted EBITDA margins are calculated as Hotel Adjusted EBITDA divided by total hotel revenues.

Reconciliations of Non-GAAP Measures

EBITDA, EBITDAre, Adjusted EBITDA and Hotel Adjusted EBITDA

The following tables are reconciliations of our GAAP net income to EBITDA, EBITDAre and Adjusted EBITDA and Hotel Adjusted EBITDA (in thousands):

	Three Months Ended March 31,
	2025	2024 (As Adjusted)(1)
Net income	$11,915	$8,358
Interest expense	15,158	16,246
Income tax benefit	(842)	(1,090)
Real estate related depreciation and amortization	27,892	28,313
EBITDA/EBITDAre	54,123	51,827
Non-cash lease expense and other amortization	1,299	1,518
Share-based compensation expense (2)	665	2,635
Hotel pre-opening costs	23	234
Adjusted EBITDA	56,110	56,214
Corporate expenses	6,348	6,248
Interest (income) and other (income) expense, net	(794)	(1,048)
Hotel Adjusted EBITDA	$61,664	$61,414
(1) Effective January 1, 2025, the Company excludes share-based compensation expense from its calculation of Adjusted EBITDA. Amounts reported for 2024 have been adjusted to reflect the current year presentation.
(2) Amount includes $0.7 million of non-cash realized gains related to the Company's deferred compensation plan for the three months ended March 31, 2025.

	Full Year 2025 Guidance
	Low End	High End
Net income	$78,117	$104,117
Interest expense	61,500	60,500
Income tax expense	683	1,683
Real estate related depreciation and amortization	116,000	115,000
EBITDAre	256,300	281,300
Non-cash lease expense and other amortization	6,200	6,200
Share-based compensation expense	7,000	7,000
Hotel pre-opening costs	500	500
Adjusted EBITDA	$270,000	$295,000

FFO and Adjusted FFO
The following tables are reconciliations of our GAAP net income to FFO and Adjusted FFO (in thousands):

	Three Months Ended March 31,
	2025	2024 (As Adjusted)(1)
Net income	$11,915	$8,358
Real estate related depreciation and amortization	27,892	28,313
FFO	39,807	36,671
Distribution to preferred stockholders	(2,454)	(2,454)
FFO available to common stock and unit holders	37,353	34,217
Non-cash lease expense and other amortization	1,475	1,518
Share-based compensation expense (2)	665	2,635
Hotel pre-opening costs	23	234
Adjusted FFO available to common stock and unit holders	$39,516	$38,604
Adjusted FFO available to common stock and unit holders, per diluted share	$0.19	$0.18
Diluted weighted average shares and units	211,353	213,098
(1) Effective January 1, 2025, the Company excludes share-based compensation from its calculation of Adjusted FFO. Amounts reported for 2024 have been adjusted to reflect the current year presentation.
(2) Amount includes $0.7 million of non-cash realized gains related to the Company's deferred compensation plan for the three months ended March 31, 2025.

	Full Year 2025 Guidance
	Low End	High End
Net income	$78,117	$104,117
Real estate related depreciation and amortization	116,000	115,000
FFO	194,117	219,117
Distribution to preferred stockholders	(9,817)	(9,817)
FFO available to common stock and unit holders	184,300	209,300
Non-cash lease expense and other amortization	6,200	6,200
Share-based compensation expense	7,000	7,000
Hotel pre-opening costs	500	500
Adjusted FFO available to common stock and unit holders	$198,000	$223,000
Adjusted FFO available to common stock and unit holders, per diluted share	$0.94	$1.06
Diluted weighted average shares and units	210,300	210,300

Reconciliation of Comparable Operating Results

The following presents the revenues, Hotel Adjusted EBITDA and Hotel Adjusted EBITDA Margin together with comparable prior year results (in thousands):

	Three Months Ended March 31,
	2025	2024
Revenues	$254,853	$256,423
Hotel revenues from prior ownership (1)	—	1,534
Hotel revenues from sold hotel (2)	(3,077)	(7,466)
Comparable Revenues	$251,776	$250,491

Hotel Adjusted EBITDA	$61,664	$61,414
Hotel Adjusted EBITDA from prior ownership (1)	—	34
Hotel Adjusted EBITDA from sold hotel (2)	(331)	(1,401)
Comparable Hotel Adjusted EBITDA	$61,333	$60,047

Hotel Adjusted EBITDA Margin	24.20%	23.95%
Comparable Hotel Adjusted EBITDA Margin	24.36%	23.97%
(1) Amounts represent the pre-acquisition operating results for AC Hotel Minneapolis Downtown from January 1, 2024 to March 31, 2024. The pre-acquisition operating results were obtained from the seller of the hotel during the acquisition due diligence process. We have made no adjustments to the amounts provided to us by the seller. The pre-acquisition operating results were not audited or reviewed by the Company's independent auditors.
(2) Amounts represent the operating results for Westin Washington D.C. City Center sold on February 19, 2025.

Selected Quarterly Comparable Operating Information

The following table is presented to provide investors with selected quarterly comparable operating information for the Company's current portfolio of 36 hotels.

	Quarter 1, 2024	Quarter 2, 2024	Quarter 3, 2024	Quarter 4, 2024	Full Year 2024
ADR	$269.95	$292.59	$282.05	$291.24	$284.26
Occupancy	67.6%	77.5%	76.2%	69.5%	72.7%
RevPAR	$182.50	$226.83	$214.79	$202.40	$206.64
Total RevPAR	$287.09	$346.27	$318.60	$309.18	$315.28
Revenues (in thousands)	$250,491	$302,217	$281,127	$272,783	$1,106,618
Hotel Adjusted EBITDA (in thousands)	$60,047	$97,206	$82,003	$73,899	$313,155
Hotel Adjusted EBITDA Margin	23.97%	32.16%	29.17%	27.09%	28.30%
Available Rooms	872,508	872,781	882,372	882,280	3,509,941

Market Capitalization as of March 31, 2025
(in thousands)
Enterprise Value

Common equity capitalization (at March 31, 2025 closing price of $7.72/share)	$1,616,966
Preferred equity capitalization (at liquidation value of $25.00/share)	119,000
Consolidated debt (face amount)	1,093,694
Cash and cash equivalents	(100,621)
Total enterprise value	$2,729,039
Share Reconciliation

Common shares outstanding	206,973
Operating partnership units	1,135
Unvested restricted stock held by management and employees	836
Share grants under deferred compensation plan	508
Combined shares and units	209,452

Debt Summary as of March 31, 2025
(dollars in thousands)
Loan	Interest Rate	Term	Outstanding Principal	Maturity
Worthington Renaissance Fort Worth Hotel	3.66%	Fixed	71,254	May 2025
Hotel Clio	4.33%	Fixed	54,279	July 2025
Westin Boston Seaport District	4.36%	Fixed	168,161	November 2025
Unsecured term loan	SOFR + 1.35% (1)	Variable	500,000	January 2028
Unsecured term loan	SOFR + 1.35% (2)	Variable	300,000	January 2026
Senior unsecured credit facility	SOFR + 1.40%	Variable	—	September 2026 (3)
Total debt			1,093,694
Unamortized debt issuance costs (4)			(753)
Debt, net of unamortized debt issuance costs			$1,092,941

Total weighted-average interest rate (5)	5.08%

(1)    Interest rate as of March 31, 2025 was 5.12%, which includes the effect of interest rate swaps.
(2)    Interest rate as of March 31, 2025 was 5.76%.
(3)    Maturity date may be extended for an additional year upon the payment of applicable fees and the satisfaction of certain customary conditions.
(4)    Excludes debt issuance costs related to our senior unsecured credit facility, which are included within Prepaid and Other Assets on the accompanying consolidated balance sheet.
(5)    Weighted-average interest rate includes the effect of interest rate swaps.

	Operating Statistics – First Quarter
	Number of Rooms	ADR			Occupancy			RevPAR
		1Q 2025	1Q 2024	B/(W) 2024	1Q 2025	1Q 2024	B/(W) 2024	1Q 2025	1Q 2024	B/(W) 2024

AC Hotel Minneapolis Downtown (1)	245	$128.32	$146.67	(12.5)%	41.1%	40.5%	0.6%	$52.76	$59.41	(11.2)%
Atlanta Marriott Alpharetta	318	$171.86	$165.66	3.7%	64.9%	59.1%	5.8%	$111.57	$97.96	13.9%
Bourbon Orleans Hotel	220	$302.03	$261.57	15.5%	68.6%	76.6%	(8.0)%	$207.24	$200.49	3.4%
Cavallo Point, The Lodge at the Golden Gate	142	$539.57	$550.92	(2.1)%	51.5%	51.0%	0.5%	$277.80	$281.13	(1.2)%
Chicago Marriott Downtown Magnificent Mile	1,200	$199.47	$173.13	15.2%	42.9%	46.3%	(3.4)%	$85.67	$80.22	6.8%
Chico Hot Springs Resort & Day Spa	117	$205.92	$180.03	14.4%	59.9%	71.7%	(11.8)%	$123.36	$129.16	(4.5)%
Courtyard Denver Downtown	177	$165.03	$156.97	5.1%	70.9%	67.8%	3.1%	$117.08	$106.42	10.0%
Courtyard New York Manhattan/Fifth Avenue	189	$224.94	$208.12	8.1%	93.9%	89.0%	4.9%	$211.19	$185.26	14.0%
Courtyard New York Manhattan/Midtown East	321	$250.75	$248.51	0.9%	87.6%	91.1%	(3.5)%	$219.67	$226.49	(3.0)%
Embassy Suites by Hilton Bethesda	272	$161.98	$158.71	2.1%	55.5%	58.9%	(3.4)%	$89.95	$93.52	(3.8)%
Havana Cabana Key West	106	$338.18	$407.80	(17.1)%	92.9%	85.6%	7.3%	$314.11	$349.24	(10.1)%
Henderson Beach Resort	270	$286.91	$324.06	(11.5)%	40.5%	40.5%	—%	$116.32	$131.20	(11.3)%
Henderson Park Inn	37	$422.11	$410.42	2.8%	51.9%	57.2%	(5.3)%	$219.17	$234.65	(6.6)%
Hilton Garden Inn New York/Times Square Central	282	$200.21	$181.91	10.1%	68.2%	89.7%	(21.5)%	$136.49	$163.18	(16.4)%
Hotel Champlain Burlington	258	$142.41	$147.57	(3.5)%	57.5%	56.2%	1.3%	$81.82	$82.96	(1.4)%
Hotel Clio	199	$282.38	$266.77	5.9%	70.0%	65.2%	4.8%	$197.67	$173.98	13.6%
Hotel Emblem San Francisco	96	$252.59	$254.29	(0.7)%	56.0%	58.8%	(2.8)%	$141.44	$149.50	(5.4)%
Kimpton Hotel Palomar Phoenix	242	$286.75	$274.39	4.5%	76.8%	81.9%	(5.1)%	$220.31	$224.84	(2.0)%
Kimpton Shorebreak Fort Lauderdale Beach Resort	96	$272.11	$259.42	4.9%	86.5%	89.1%	(2.6)%	$235.30	$231.18	1.8%
Kimpton Shorebreak Huntington Beach Resort	157	$288.04	$286.87	0.4%	73.6%	78.5%	(4.9)%	$211.92	$225.25	(5.9)%
L'Auberge de Sedona	88	$788.96	$860.57	(8.3)%	73.2%	65.0%	8.2%	$577.28	$559.03	3.3%
Lake Austin Spa Resort	40	$1,014.82	$1,000.12	1.5%	50.9%	57.6%	(6.7)%	$516.15	$576.17	(10.4)%
Margaritaville Beach House Key West	186	$480.85	$512.43	(6.2)%	91.0%	91.8%	(0.8)%	$437.79	$470.35	(6.9)%
Orchards Inn Sedona	70	$(14.44)	$296.11	(104.9)%	—%	57.2%	(57.2)%	$—	$169.25	(100.0)%
Salt Lake City Marriott Downtown at City Creek	510	$204.34	$198.29	3.1%	69.3%	65.7%	3.6%	$141.58	$130.36	8.6%
The Dagny Boston	403	$200.37	$194.24	3.2%	77.9%	76.8%	1.1%	$156.16	$149.23	4.6%
The Gwen	311	$223.52	$213.40	4.7%	67.0%	65.9%	1.1%	$149.75	$140.71	6.4%
The Hythe Vail	344	$678.66	$629.06	7.9%	75.8%	76.4%	(0.6)%	$514.47	$480.78	7.0%
The Landing Lake Tahoe Resort & Spa	82	$324.87	$332.66	(2.3)%	47.7%	46.7%	1.0%	$155.00	$155.36	(0.2)%
The Lindy Renaissance Charleston Hotel	167	$331.14	$319.79	3.5%	85.5%	86.6%	(1.1)%	$283.02	$276.82	2.2%
The Lodge at Sonoma Resort	182	$335.90	$311.09	8.0%	60.8%	45.4%	15.4%	$204.16	$141.10	44.7%
Tranquility Bay Beachfront Resort	103	$734.06	$809.20	(9.3)%	78.9%	75.5%	3.4%	$579.02	$610.81	(5.2)%
Westin Boston Waterfront	793	$235.21	$219.87	7.0%	76.3%	78.0%	(1.7)%	$179.45	$171.40	4.7%
Westin Fort Lauderdale Beach Resort	432	$330.69	$330.31	0.1%	84.5%	87.6%	(3.1)%	$279.44	$289.51	(3.5)%
Westin San Diego Bayview	436	$223.85	$218.22	2.6%	76.5%	61.3%	15.2%	$171.14	$133.84	27.9%
Westin Washington D.C. City Center	410	$254.66	$188.29	35.2%	45.4%	60.7%	(15.3)%	$115.57	$114.25	1.2%
Worthington Renaissance Fort Worth Hotel	504	$212.06	$209.20	1.4%	74.7%	69.9%	4.8%	$158.44	$146.33	8.3%
Comparable Total (2)	9,595	$277.36	$269.95	2.7%	67.1%	67.6%	(0.5)%	$186.20	$182.50	2.0%

(1) Hotel was acquired on November 12, 2024. Amounts reflect the pre-acquisition operating results of the period from January 1, 2024 to March 31, 2024.
(2) Amounts include the pre-acquisition operating results of the AC Minneapolis Downtown acquired in 2024 and exclude the Westin Washington D.C. City Center which was sold in 2025.

	Hotel Adjusted EBITDA Reconciliation - First Quarter 2025

		Net Income / (Loss)	Plus:	Plus:	Plus:	Equals: Hotel Adjusted EBITDA
	Total Revenues		Depreciation	Interest Expense	Adjustments (1)
AC Hotel Minneapolis Downtown	$1,406	$(363)	$297	$—	$—	$(66)
Atlanta Marriott Alpharetta	$4,788	$1,606	$363	$—	$—	$1,969
Bourbon Orleans Hotel	$5,192	$1,369	$1,057	$—	$3	$2,429
Cavallo Point, The Lodge at the Golden Gate	$9,685	$(270)	$1,459	$—	$94	$1,283
Chicago Marriott Downtown Magnificent Mile	$17,116	$(3,018)	$3,110	$6	$(397)	$(299)
Chico Hot Springs Resort & Day Spa	$3,300	$(236)	$430	$—	$—	$194
Courtyard Denver Downtown	$2,141	$131	$383	$—	$—	$514
Courtyard New York Manhattan/Fifth Avenue	$3,683	$(641)	$342	$283	$196	$180
Courtyard New York Manhattan/Midtown East	$6,641	$283	$530	$—	$—	$813
Embassy Suites by Hilton Bethesda	$2,584	$(1,970)	$547	$—	$1,450	$27
Havana Cabana Key West	$4,001	$1,364	$314	$—	$—	$1,678
Henderson Beach Resort	$6,591	$(934)	$1,110	$—	$—	$176
Henderson Park Inn	$1,263	$(33)	$279	$—	$—	$246
Hilton Garden Inn New York/Times Square Central	$4,060	$(1,086)	$658	$—	$—	$(428)
Hotel Champlain Burlington	$2,954	$(1,220)	$781	$—	$—	$(439)
Hotel Clio	$5,992	$(704)	$855	$599	$5	$755
Hotel Emblem San Francisco	$1,514	$(56)	$293	$—	$—	$237
Kimpton Hotel Palomar Phoenix	$7,412	$1,956	$508	$—	$193	$2,657
Kimpton Shorebreak Fort Lauderdale Beach Resort	$3,646	$696	$369	$—	$—	$1,065
Kimpton Shorebreak Huntington Beach Resort	$4,749	$833	$341	$—	$—	$1,174
L'Auberge de Sedona	$7,655	$1,930	$411	$—	$—	$2,341
Lake Austin Spa Resort	$4,465	$280	$717	$—	$—	$997
Margaritaville Beach House Key West	$9,491	$3,952	$760	$—	$—	$4,712
Orchards Inn Sedona	$775	$(458)	$96	$—	$42	$(320)
Salt Lake City Marriott Downtown at City Creek	$9,054	$2,575	$1,047	$—	$11	$3,633
The Dagny Boston	$6,678	$(985)	$1,560	$—	$—	$575
The Gwen	$6,113	$(1,626)	$754	$—	$—	$(872)
The Hythe Vail	$22,195	$10,600	$1,161	$—	$—	$11,761
The Landing Lake Tahoe Resort & Spa	$2,161	$(113)	$318	$—	$—	$205
The Lindy Renaissance Charleston Hotel	$5,371	$1,924	$364	$—	$—	$2,288
The Lodge at Sonoma Resort	$5,867	$436	$492	$—	$—	$928
Tranquility Bay Beachfront Resort	$6,761	$1,934	$467	$—	$—	$2,401
Westin Boston Seaport District	$21,095	$(1,168)	$2,295	$1,881	$(122)	$2,886
Westin Fort Lauderdale Beach Resort	$22,234	$7,329	$1,114	$—	$—	$8,443
Westin San Diego Bayview	$9,842	$1,618	$1,349	$—	$—	$2,967
Westin Washington D.C. City Center	$3,077	$331	$—	$—	$—	$331
Worthington Renaissance Fort Worth Hotel	$13,301	$2,604	$961	$677	$—	$4,242
Total	$254,853	$28,870	$27,892	$3,446	$1,475	$61,664
Less: Sold Hotel (2)	$(3,077)	$(331)	$—	$—	$—	$(331)
Comparable Total	$251,776	$28,539	$27,892	$3,446	$1,475	$61,333
(1) Includes non-cash expenses incurred by the hotels due to the straight lining of the rent from ground lease obligations and the non-cash amortization of intangible assets and liabilities.
(2) Represents the operating results of the Westin Washington D.C. City Center sold in 2025.

	Hotel Adjusted EBITDA Reconciliation - First Quarter 2024
		Net Income / (Loss)	Plus:	Plus:	Plus:	Equals: Hotel
	Total Revenues		Depreciation	Interest Expense	Adjustments (1)	Adjusted EBITDA
Atlanta Marriott Alpharetta	$4,186	$1,090	$375	$—	$—	$1,465
Bourbon Orleans Hotel	$4,991	$1,314	$874	$—	$(29)	$2,159
Cavallo Point, The Lodge at the Golden Gate	$9,847	$(66)	$1,461	$—	$94	$1,489
Chicago Marriott Downtown Magnificent Mile	$19,287	$(1,577)	$3,415	$6	$(397)	$1,447
Chico Hot Springs Resort & Day Spa	$3,329	$(256)	$387	$—	$2	$133
Courtyard Denver Downtown	$1,986	$168	$381	$—	$—	$549
Courtyard New York Manhattan/Fifth Avenue	$3,301	$(941)	$359	$—	$253	$(329)
Courtyard New York Manhattan/Midtown East	$6,928	$(569)	$526	$875	$—	$832
Embassy Suites by Hilton Bethesda	$2,640	$(2,035)	$575	$—	$1,462	$2
Havana Cabana Key West	$4,135	$1,464	$298	$—	$—	$1,762
Henderson Beach Resort	$6,719	$(957)	$1,062	$—	$—	$105
Henderson Park Inn	$1,278	$(117)	$274	$—	$—	$157
Hilton Garden Inn New York/Times Square Central	$4,946	$(536)	$650	$—	$—	$114
Hotel Champlain Burlington	$2,676	$(810)	$574	$—	$—	$(236)
Hotel Clio	$5,429	$(1,034)	$845	$621	$5	$437
Hotel Emblem San Francisco	$1,627	$(36)	$302	$—	$—	$266
Kimpton Hotel Palomar Phoenix	$7,730	$2,247	$501	$—	$197	$2,945
Kimpton Shorebreak Fort Lauderdale Beach Resort	$3,298	$486	$357	$—	$—	$843
Kimpton Shorebreak Huntington Beach Resort	$5,006	$981	$380	$—	$—	$1,361
L'Auberge de Sedona	$7,339	$1,627	$386	$—	$—	$2,013
Lake Austin Spa Resort	$4,837	$312	$681	$—	$—	$993
Margaritaville Beach House Key West	$10,107	$4,200	$766	$—	$—	$4,966
Orchards Inn Sedona	$2,032	$415	$88	$—	$42	$545
Salt Lake City Marriott Downtown at City Creek	$8,402	$2,156	$918	$—	$11	$3,085
The Dagny Boston	$6,425	$(1,116)	$1,530	$—	$—	$414
The Gwen	$5,473	$(1,865)	$949	$—	$—	$(916)
The Hythe Vail	$20,496	$9,508	$1,181	$—	$—	$10,689
The Landing Lake Tahoe Resort & Spa	$2,159	$(114)	$219	$—	$—	$105
The Lindy Renaissance Charleston Hotel	$5,275	$1,700	$394	$—	$—	$2,094
The Lodge at Sonoma Resort	$4,538	$(639)	$618	$—	$—	$(21)
Tranquility Bay Beachfront Resort	$7,158	$1,937	$453	$—	$—	$2,390
Westin Boston Seaport District	$21,101	$(1,199)	$2,484	$1,953	$(122)	$3,116
Westin Fort Lauderdale Beach Resort	$24,022	$8,261	$1,083	$—	$—	$9,344
Westin San Diego Bayview	$7,677	$802	$1,068	$—	$—	$1,870
Westin Washington D.C. City Center	$7,466	$353	$1,048	$—	$—	$1,401
Worthington Renaissance Fort Worth Hotel	$12,577	$2,174	$851	$702	$—	$3,727
Total	$256,423	$27,328	$28,313	$4,157	$1,518	$61,414
Add: Prior Ownership Results (2)	$1,534	$(290)	$324	$—	$—	$34
Less: Sold Hotel (3)	$(7,466)	$(353)	$(1,048)	$—	$—	$(1,401)
Comparable Total	$250,491	$26,685	$27,589	$4,157	$1,518	$60,047
(1) Includes non-cash expenses incurred by the hotels due to the straight lining of the rent from ground lease obligations and the non-cash amortization of intangible assets and liabilities.
(2) Represents the pre-acquisition operating results of the AC Minneapolis Downtown acquired in 2024.
(3) Represents the operating results of the Westin Washington D.C. City Center sold in 2025.